Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements Nos. 333-233274 and 333-250121 on Form S-8 of our report dated June 26, 2023, appearing in the Annual Report on Form 11-K of the Enbridge Employee Services, Inc. Employees’ Savings Plan for the year ended December 31, 2022.

/s/ McConnell & Jones LLP

Houston, Texas

June 26, 2023

4828 Loop Central Dr. Suite 1000 Houston, TX 77081 Phone: 713.968.1600 Fax: 713.968.1601 WWW.MCCONNELLJONES.COM

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